UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

BIO-KEY INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EXPLANATORY NOTE

On September 8, 2026, BIO-key International, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) with the Securities and Exchange Commission announcing that the Company’s 2026 Annual Meeting of Stockholders (the “Annual Meeting”), held on September 3, 2026, was adjourned, with all polls remaining open, to Friday, October 2, 2026 at 10:00 a.m., local time, at the Company’s offices at 101 Crawfords Corner Road, Suite 4116, Holmdel, NJ 07733.

The Company encourages any eligible stockholder that has not yet voted their shares, or provided voting instructions to their broker or other record holder, to do so promptly. Stockholders who have not voted on Proposal 4 must submit a new proxy by signing, dating and returning the revised proxy card previously mailed with the Supplement, or by following the instructions to vote by Internet or telephone.

Stockholders who have previously submitted their proxies or otherwise voted and who do not want to change their vote do not need to take any further actions. The record date for the Annual Meeting remains the same, July 15, 2026.

The Form 8-K is incorporated herein by reference and supplements the Company’s definitive proxy statement filed with the SEC on July 24, 2026, as supplemented on August 24, 2026.